Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No. 333-267664

May 20, 2024

United Parcel Service, Inc.

FINAL TERM SHEET

Security Offered:	5.150% Senior Notes due 2034 (the “2034 Notes”)
Issuer:	United Parcel Service, Inc. (the “Company”)
Expected Ratings (Moody’s / S&P):*	A2/A
Principal Amount:	$900,000,000.00
Trade Date:	May 20, 2024
Settlement Date:	May 22, 2024 (T+2)
Maturity Date:	May 22, 2034
Price to Public:	99.838% of the principal amount
Benchmark Treasury:	4.375% due May 15, 2034
Benchmark Treasury Price / Yield:	99-12+ / 4.451%
Spread to Benchmark Treasury:	+72 basis points
Yield to Maturity:	5.171%
Coupon (Interest Rate):	5.150%
Record Dates:	May 8 and November 8 of each year, commencing on November 8, 2024
Interest Payment Dates:	May 22 and November 22 of each year, commencing November 22, 2024
Minimum Denominations:	The 2034 Notes will be issued in denominations of $2,000 and in integral multiples of $1,000.
Optional Redemption:

The 2034 Notes will be redeemable at any time prior to February 22, 2034 (the “2034 Notes Par Call Date”), as a whole or in part, at the option of the Company, on at least 10 days’, but not more than 60 days’, prior written notice mailed to the registered address of each holder of the notes to be redeemed, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2034 Notes matured on the 2034 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, as defined in the preliminary prospectus supplement of the Company, dated the date hereof, plus 15 basis points less (b) interest accrued to and (2) 100% of the principal amount of the 2034 Notes to be redeemed, plus, in either case, accrued and unpaid interest, if any, on the principal amount of the 2034 Notes to be redeemed to, but excluding, the redemption date.

The 2034 Notes will be redeemable at any time on or after the 2034 Notes Par Call Date, as a whole or in part, at the option of the Company, on at least 10 days’, but not more than 60 days’, prior notice mailed to the registered address of each holder of 2034 Notes to be redeemed, at a redemption price equal to 100% of the principal amount of the 2034 Notes to be redeemed, plus accrued and unpaid interest, if any, on the principal amount of the 2034 Notes to be redeemed to, but excluding, the redemption date.

CUSIP:	911312 CD6
ISIN:	US911312CD61
Form:	DTC, Book-Entry
Law:	New York
Joint Book-Running Managers:	BNP Paribas Securities Corp. BofA Securities, Inc. Goldman Sachs & Co. LLC J.P. Morgan Securities LLC Morgan Stanley & Co. LLC
Co-Managers:

Barclays Capital Inc.

Citigroup Global Markets Inc.

SG Americas Securities, LLC

Wells Fargo Securities, LLC

Loop Capital Markets LLC

Samuel A. Ramirez & Company, Inc.

Siebert Williams Shank & Co., LLC

Telsey Advisory Group LLC

Concurrent Offerings:	Concurrent with the offering of the 2034 Notes, the Company is offering its 5.500% Senior Notes due 2054 and its 5.600% Senior Notes due 2064.

To the extent any Underwriter that is not a U.S. registered broker-dealer intends to effect sales of 2034 Notes in the United States, it will do so through one or more U.S. registered broker-dealers in accordance with the applicable U.S. securities laws and regulations.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The Company has filed a registration statement (including a base prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. The Company files annual, quarterly, and current reports, proxy statements and other information with the SEC. Before you invest, you should read the preliminary prospectus supplement for this offering, the Company’s prospectus in that registration statement and any other documents the Company has filed with the SEC for more complete information about the Company and this offering. We urge you to read these documents and any other relevant documents when they become available because they contain and will contain important information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov.

Alternatively, the Company, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting BNP Paribas Securities Corp. at 1-800-854-5674; BofA Securities, Inc. toll-free at 1-800-294-1322; Goldman Sachs & Co. LLC toll-free at 1-866-471-2526; J.P. Morgan Securities LLC collect at 1-212-834-4533; or Morgan Stanley & Co. LLC toll free at (866) 718-1649.

This pricing term sheet supplements the preliminary prospectus supplement issued by United Parcel Service, Inc. on May 20, 2024 relating to its prospectus dated September 30, 2022 (such prospectus, as supplemented by such preliminary prospectus supplement, the “Preliminary Prospectus”). The information in this pricing term sheet supersedes the information in the Preliminary Prospectus to the extent inconsistent with the information in the Preliminary Prospectus.

No EEA or UK PRIIPs KID – No EEA or UK PRIIPs key information document (KID) has been prepared as not available to retail in EEA or the UK.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Registration Statement No. 333-267664

May 20, 2024

United Parcel Service, Inc.

FINAL TERM SHEET

Security Offered:	5.500% Senior Notes due 2054 (the “2054 Notes”)
Issuer:	United Parcel Service, Inc. (the “Company”)
Expected Ratings (Moody’s / S&P):*	A2/A
Principal Amount:	$1,100,000,000.00
Trade Date:	May 20, 2024
Settlement Date:	May 22, 2024 (T+2)
Maturity Date:	May 22, 2054
Price to Public:	99.839% of the principal amount
Benchmark Treasury:	4.250% due February 15, 2054
Benchmark Treasury Price / Yield:	94-16 / 4.591%
Spread to Benchmark Treasury:	+92 basis points
Yield to Maturity:	5.511%
Coupon (Interest Rate):	5.500%
Record Dates:	May 8 and November 8 of each year, commencing on November 8, 2024
Interest Payment Dates:	May 22 and November 22 of each year, commencing November 22, 2024
Minimum Denominations:	The 2054 Notes will be issued in denominations of $2,000 and in integral multiples of $1,000.
Optional Redemption:

The 2054 Notes will be redeemable at any time prior to November 22, 2053 (the “2054 Notes Par Call Date”), as a whole or in part, at the option of the Company, on at least 10 days’, but not more than 60 days’, prior written notice mailed to the registered address of each holder of the notes to be redeemed, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2054 Notes matured on the 2054 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, as defined in the preliminary prospectus supplement of the Company, dated the date hereof, plus 15 basis points less (b) interest accrued to and (2) 100% of the principal amount of the 2054 Notes to be redeemed, plus, in either case, accrued and unpaid interest, if any, on the principal amount of the 2054 Notes to be redeemed to, but excluding, the redemption date.

The 2054 Notes will be redeemable at any time on or after the 2054 Notes Par Call Date, as a whole or in part, at the option of the Company, on at least 10 days’, but not more than 60 days’, prior notice mailed to the registered address of each holder of 2054 Notes to be redeemed, at a redemption price equal to 100% of the principal amount of the 2054 Notes to be redeemed, plus accrued and unpaid interest, if any, on the principal amount of the 2054 Notes to be redeemed to, but excluding, the redemption date.

CUSIP:	911312 CE4
ISIN:	US911312CE45
Form:	DTC, Book-Entry
Law:	New York
Joint Book-Running Managers:	BNP Paribas Securities Corp. BofA Securities, Inc. Goldman Sachs & Co. LLC J.P. Morgan Securities LLC Morgan Stanley & Co. LLC
Barclays Capital Inc. Citigroup Global Markets Inc. SG Americas Securities, LLC Wells Fargo Securities, LLC
Co-Managers:	Loop Capital Markets LLC Samuel A. Ramirez & Company, Inc. Siebert Williams Shank & Co., LLC Telsey Advisory Group LLC
Concurrent Offerings:	Concurrent with the offering of the 2054 Notes, the Company is offering its 5.150% Senior Notes due 2034 and its 5.600% Senior Notes due 2064.

To the extent any Underwriter that is not a U.S. registered broker-dealer intends to effect sales of 2054 Notes in the United States, it will do so through one or more U.S. registered broker-dealers in accordance with the applicable U.S. securities laws and regulations.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The Company has filed a registration statement (including a base prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. The Company files annual, quarterly, and current reports, proxy statements and other information with the SEC. Before you invest, you should read the preliminary prospectus supplement for this offering, the Company’s prospectus in that registration statement and any other documents the Company has filed with the SEC for more complete information about the Company and this offering. We urge you to read these documents and any other relevant documents when they become available because they contain and will contain important information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov.

Alternatively, the Company, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting BNP Paribas Securities Corp. at 1-800-854-5674; BofA Securities, Inc. toll-free at 1-800-294-1322; Goldman Sachs & Co. LLC toll-free at 1-866-471-2526; J.P. Morgan Securities LLC collect at 1-212-834-4533; or Morgan Stanley & Co. LLC toll free at (866) 718-1649.

This pricing term sheet supplements the preliminary prospectus supplement issued by United Parcel Service, Inc. on May 20, 2024 relating to its prospectus dated September 30, 2022 (such prospectus, as supplemented by such preliminary prospectus supplement, the “Preliminary Prospectus”). The information in this pricing term sheet supersedes the information in the Preliminary Prospectus to the extent inconsistent with the information in the Preliminary Prospectus.

No EEA or UK PRIIPs KID – No EEA or UK PRIIPs key information document (KID) has been prepared as not available to retail in EEA or the UK.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Registration Statement No. 333-267664

May 20, 2024

United Parcel Service, Inc.

FINAL TERM SHEET

Security Offered:	5.600% Senior Notes due 2064 (the “2064 Notes”)
Issuer:	United Parcel Service, Inc. (the “Company”)
Expected Ratings (Moody’s / S&P):*	A2/A
Principal Amount:	$600,000,000.00
Trade Date:	May 20, 2024
Settlement Date:	May 22, 2024 (T+2)
Maturity Date:	May 22, 2064
Price to Public:	99.352% of the principal amount
Benchmark Treasury:	4.250% due February 15, 2054
Benchmark Treasury Price / Yield:	94-16 / 4.591%
Spread to Benchmark Treasury:	+105 basis points
Yield to Maturity:	5.641%
Coupon (Interest Rate):	5.600%
Record Dates:	May 8 and November 8 of each year, commencing on November 8, 2024
Interest Payment Dates:	May 22 and November 22 of each year, commencing November 22, 2024
Minimum Denominations:	The 2064 Notes will be issued in denominations of $2,000 and in integral multiples of $1,000.
Optional Redemption:

The 2064 Notes will be redeemable at any time prior to November 22, 2063 (the “2064 Notes Par Call Date”), as a whole or in part, at the option of the Company, on at least 10 days’, but not more than 60 days’, prior written notice mailed to the registered address of each holder of the notes to be redeemed, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2064 Notes matured on the 2064 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, as defined in the preliminary prospectus supplement of the Company, dated the date hereof, plus 20 basis points less (b) interest accrued to and (2) 100% of the principal amount of the 2064 Notes to be redeemed, plus, in either case, accrued and unpaid interest, if any, on the principal amount of the 2064 Notes to be redeemed to, but excluding, the redemption date.

The 2064 Notes will be redeemable at any time on or after the 2064 Notes Par Call Date, as a whole or in part, at the option of the Company, on at least 10 days’, but not more than 60 days’, prior notice mailed to the registered address of each holder of 2064 Notes to be redeemed, at a redemption price equal to 100% of the principal amount of the 2064 Notes to be redeemed, plus accrued and unpaid interest, if any, on the principal amount of the 2064 Notes to be redeemed to, but excluding, the redemption date.

CUSIP:	911312 CF1
ISIN:	US911312CF10
Form:	DTC, Book-Entry
Law:	New York
Joint Book-Running Managers:	BNP Paribas Securities Corp. BofA Securities, Inc. Goldman Sachs & Co. LLC J.P. Morgan Securities LLC Morgan Stanley & Co. LLC
Co-Managers:

Barclays Capital Inc.
Citigroup Global Markets Inc.
SG Americas Securities, LLC
Wells Fargo Securities, LLC

Loop Capital Markets LLC
Samuel A. Ramirez & Company, Inc.
Siebert Williams Shank & Co., LLC
Telsey Advisory Group LLC

Concurrent Offerings:	Concurrent with the offering of the 2064 Notes, the Company is offering its 5.150% Senior Notes due 2034 and its 5.500% Senior Notes due 2054.

To the extent any Underwriter that is not a U.S. registered broker-dealer intends to effect sales of 2064 Notes in the United States, it will do so through one or more U.S. registered broker-dealers in accordance with the applicable U.S. securities laws and regulations.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The Company has filed a registration statement (including a base prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. The Company files annual, quarterly, and current reports, proxy statements and other information with the SEC. Before you invest, you should read the preliminary prospectus supplement for this offering, the Company’s prospectus in that registration statement and any other documents the Company has filed with the SEC for more complete information about the Company and this offering. We urge you to read these documents and any other relevant documents when they become available because they contain and will contain important information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov.

Alternatively, the Company, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting BNP Paribas Securities Corp. at 1-800-854-5674; BofA Securities, Inc. toll-free at 1-800-294-1322; Goldman Sachs & Co. LLC toll-free at 1-866-471-2526; J.P. Morgan Securities LLC collect at 1-212-834-4533; or Morgan Stanley & Co. LLC toll free at (866) 718-1649.

This pricing term sheet supplements the preliminary prospectus supplement issued by United Parcel Service, Inc. on May 20, 2024 relating to its prospectus dated September 30, 2022 (such prospectus, as supplemented by such preliminary prospectus supplement, the “Preliminary Prospectus”). The information in this pricing term sheet supersedes the information in the Preliminary Prospectus to the extent inconsistent with the information in the Preliminary Prospectus.

No EEA or UK PRIIPs KID – No EEA or UK PRIIPs key information document (KID) has been prepared as not available to retail in EEA or the UK.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.